EXHIBIT 23.3




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Registration Statement on Form SB-2 of Clover Leaf Financial Corp. (proposed holding company for Clover Leaf Bank, SB), the Application for Conversion from a Mutual Savings Bank to a Stock Savings Bank of Clover Leaf Bank, SB and the Notice of Intent to Convert to Stock Form of Clover Leaf Bank, SB, of our Report of Independent Auditors dated February 25, 2000, as it relates to the consolidated balance sheet of Clover Leaf Bank, SB as of December 31, 1999, and the related consolidated statements of income, changes in equity and cash flows for the year ended December 31, 1999. We also consent to the reference to us under the caption "Experts" in the Registration Statement, Application for Conversion, Notice of Intent to Convert and Prospectus.



                                               \s\ Crowe, Chizek and Company LLP

                                               Crowe, Chizek and Company LLP

South Bend, Indiana
September 18, 2001